UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________

Date of Report (Date of earliest event reported):

January 22, 2014

  __________

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 15, 2014, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing (a) the Company’s estimated total proved oil and natural gas reserves totaling 75.9 million barrels of oil equivalent at December 31, 2013 and (b) the present value of estimated future cash flows, before income taxes, such proved reserves, discounted at 10% ("PV-10"), of $922.1 million at December 31, 2013 (the “Reserves Release”). A copy of the Reserves Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K and the Reserves Release contain certain financial measures that are non-GAAP measures. The Company has provided reconciliations within this Current Report on Form 8-K and the Reserves Release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this Current Report on Form 8-K and in the Reserves Release.

PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their "present value." The Company believes PV-10 to be an important measure for evaluating the relative significance of its oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, the Company believes the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

The standardized measure of discounted future net cash flows and a reconciliation of the PV-10 to the standardized measure relating to the Company's total proved oil and natural gas reserves at December 31, 2013, are as follows:

As of December 31, 2013
Future cash inflows	$3,711,260
Future production costs	(1,423,306)
Future development costs	(421,797)
Future income tax expense	(149,367)
Future net cash flows	1,716,790
10% annual discount for estimated
timing of cash flows	(872,280)
Standardized measure of discounted future
net cash flows related to proved reserves	$844,510

Reconciliation of Non-GAAP Measure
PV-10	$922,071
Less: Income taxes
Undiscounted future income taxes	(149,367)
10% discount factor	71,806
Future discounted income taxes	(77,561)

Standardized measure of discounted future net cash flows	$844,510

This Current Report on Form 8-K includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by the Company with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. Readers are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated January 15, 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 22, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

index to exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated January 15, 2014.